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Consent of Independent Certified Public Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Office Products Company of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation, which report is included in the current report on Form 8-K dated July 16, 1996, of U.S. Office Products Company. We also consent to the reference to us under the heading "Experts" in such Prospecuts.

     We also consent to the inclusion in this Registration Statement of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation.

                                         BDO SEIDMAN, LLP

January 8, 1997